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EXHIBIT 3.3

                    AMENDMENTS TO THE ARTICLES OF ASSOCIATION

         At its Annual General Meeting of Shareholders on September 3, 2004, the Company amended its Articles of Association as follows.

       Article 122 of the Articles of Association was amended in its entirety as follows:

   "122. EXEMPTION, INDEMNITY AND INSURANCE

         (a) SUBJECT TO THE PROVISIONS OF THE COMPANIES LAW - 1999 AS AMENDED FROM TIME TO TIME, AND ANY REGULATIONS PROMULGATED THEREUNDER (THE "COMPANIES LAW"), THE COMPANY MAY RESOLVE IN ADVANCE TO EXEMPT AN OFFICE HOLDER, AS DEFINED IN THE COMPANIES LAW, FROM ALL OR ANY OF HIS OR HER LIABILITY FOR DAMAGES IN CONSEQUENCE OF A BREACH OF THE DUTY OF CARE VIS-A-VIS THE COMPANY.

         (b) SUBJECT TO THE PROVISIONS OF THE COMPANIES LAW, THE COMPANY MAY ENTER INTO A CONTRACT TO INSURE THE LIABILITY OF AN OFFICE HOLDER THEREIN FOR AN OBLIGATION IMPOSED UPON HIM OR HER IN CONSEQUENCE OF AN ACT DONE IN HIS OR HER CAPACITY AS AN OFFICE HOLDER THEREIN, IN ANY OF THE FOLLOWING CASES:

                  (1) A BREACH OF THE DUTY OF CARE VIS-A-VIS THE COMPANY OR VIS-A-VIS ANOTHER PERSON;

                  (2) A BREACH OF THE DUTY OF LOYALTY VIS-A-VIS THE COMPANY, PROVIDED THAT THE OFFICE HOLDER ACTED IN GOOD FAITH AND HAD REASONABLE BASIS TO BELIEVE THAT THE ACT WOULD NOT HARM THE COMPANY;

                  (3) A MONETARY OBLIGATION IMPOSED ON HIM OR HER IN FAVOR OF ANOTHER PERSON;

                  (4) ANY OTHER INCIDENT FOR WHICH IT IS OR SHALL BE PERMITTED TO INSURE THE LIABILITY OF AN OFFICE HOLDER.

         (c) SUBJECT TO THE PROVISIONS OF THE COMPANIES LAW:

                  (1) THE COMPANY MAY UNDERTAKE IN ADVANCE TO INDEMNIFY AN OFFICE HOLDER FOR AN OBLIGATION OR EXPENSE AS SPECIFIED IN ARTICLE (d) BELOW, IMPOSED ON HIM OR HER IN CONSEQUENCE OF AN ACT DONE IN HIS OR HER CAPACITY AS AN OFFICE HOLDER, INCLUDING IN CONSEQUENCE OF AN ACT DONE IN HIS OR HER CAPACITY AS AN OFFICER OF ANOTHER COMPANY IN THE EVENT SUCH OFFICE IS HELD ON THE COMPANY'S BEHALF OR ON ITS REQUEST, PROVIDED THAT THE UNDERTAKING IS LIMITED TO TYPES OF EVENTS WHICH IN THE DIRECTORS' OPINION MAY BE FORESEEN AT THE TIME OF GIVING THE INDEMNITY UNDERTAKING, AND TO AN AMOUNT WHICH THE DIRECTORS HAVE DETERMINED IS REASONABLE IN THE CIRCUMSTANCES OF THE CASE (HEREINAFTER: AN "INDEMNIFICATION UNDERTAKING");
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                  (2) WITHOUT DEROGATING FROM THE PROVISIONS OF ARTICLE (1)
ABOVE, THE COMPANY MAY INDEMNIFY AN OFFICE HOLDER THEREIN RETROACTIVELY, FOR AN OBLIGATION OR EXPENSE AS SPECIFIED IN ARTICLE (d) BELOW, IMPOSED ON HIM OR HER IN CONSEQUENCE OF AN ACT DONE IN HIS OR HER CAPACITY AS AN OFFICE HOLDER IN THE COMPANY.

         (d) THE INDEMNIFICATION UNDERTAKING OR INDEMNITY, AS MENTIONED IN ARTICLE (c) ABOVE, MAY BE GIVEN FOR AN OBLIGATION OR EXPENSE AS SPECIFIED IN SUB-ARTICLES (d)(1) TO (d)(3) BELOW, IMPOSED ON THE OFFICE HOLDER IN CONSEQUENCE OF AN ACT DONE IN HIS OR HER CAPACITY AS AN OFFICE HOLDER IN THE COMPANY, AS
FOLLOWS:

                  (1) A MONETARY OBLIGATION IMPOSED ON HIM OR HER IN FAVOR OF ANOTHER PERSON PURSUANT TO A JUDGMENT, INCLUDING A JUDGMENT GIVEN IN SETTLEMENT OR A COURT APPROVED ARBITRATOR'S AWARD;

                  (2) REASONABLE LITIGATION EXPENSES, INCLUDING ATTORNEYS PROFESSIONAL FEES, INCURRED BY THE OFFICE HOLDER OR WHICH HE OR SHE IS ORDERED TO PAY BY A COURT IN PROCEEDINGS FILED AGAINST HIM OR HER BY THE COMPANY OR ON ITS BEHALF OR BY ANOTHER PERSON, OR IN A CRIMINAL INDICTMENT OF WHICH HE OR SHE IS ACQUITTED, OR IN A CRIMINAL INDICTMENT IN WHICH HE OR SHE IS CONVICTED OF AN OFFENCE NOT REQUIRING PROOF OF CRIMINAL INTENT;

                  (3) ANY OTHER OBLIGATION OR EXPENSE FOR WHICH IT IS OR SHALL BE PERMITTED TO INDEMNIFY AN OFFICE HOLDER."

       A new Article 77(H) was added to the Articles of Association and states as follows:

         "77(H) SUBJECT TO ARTICLE 76 AND NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN ARTICLE 77 HEREOF, ANY VACANCY IN THE BOARD OF DIRECTORS, HOWEVER OCCURRING, MAY BE FILLED BY A VOTE OF A MAJORITY OF THE MEMBERS OF THE BOARD OF DIRECTORS THEN IN OFFICE, EVEN IF LESS THAN A QUORUM. A MEMBER OF THE BOARD OF DIRECTORS SO ELECTED SHALL BE ELECTED TO HOLD OFFICE UNTIL THE FIRST ORDINARY GENERAL MEETING OF THE COMPANY TO BE HELD AFTER SUCH ELECTION."